WEBTOON Entertainment Inc. Reports First Quarter 2026 Financial Results
Delivered Revenue Within Guidance Range and Adjusted EBITDA Well Above the High-End of Guidance Range
First Quarter Revenue Decline of 1.5% Year-Over-Year; Revenue Growth on a Constant Currency Basis of 0.2%
Net Loss of $8.8 million; Adjusted EBITDA of $9.5 million
Strong Balance Sheet With Cash and Cash Equivalents of Approximately $594.9 million and No Debt
LOS ANGELES, May 11, 2026 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its first quarter ended March 31, 2026. More information about these results can be found in the Company’s shareholder letter on the investor relations section of its website.
First Quarter 2026 Highlights (vs. First Quarter 2025)
•Total revenue of $320.9 million declined 1.5%, driven by declines in IP Adaptations and Advertising, partially offset by growth in Paid Content.
•Revenue on a constant currency basis was $326.4 million, growing 0.2%, driven by growth in Paid Content and Advertising, offset by a decline in IP Adaptations.
•Net Loss was $8.8 million, compared to $22.0 million in the prior year, driven primarily by better gross profit.
•Adjusted EBITDA was $9.5 million, compared to $4.1 million in the prior year, due to effective cost controls. Adjusted EBITDA Margin was 3.0%, compared to 1.3% in the prior year.
•Diluted loss per share was $0.07, compared to diluted loss per share of $0.17 in the prior year.
•Adjusted Earnings Per Share was $0.07, compared to $0.03 in the prior year.
•Cash and cash equivalents of approximately $594.9 million plus another $11.1 million of short-term deposits included in prepaid expenses and other current assets.
•Cash outflow from operations was $11.8 million, compared to a cash outflow of $18.7 million in the prior year.
Junkoo Kim, Founder and CEO, said, “We are pleased to share our solid first quarter results with constant currency revenue of $326.4 million, in line with our expectations, and a significant Adjusted EBITDA increase of 132% year-over-year.”
Kim continued, “Importantly, we are continuing to strategically invest across our flywheel. We remain focused on expanding our creator ecosystem, and will introduce major updates to our amateur CANVAS platform throughout the year, positioning us well to produce even more diverse content that our users love. As we look to the rest of the year, we will remain focused on investing in the business to drive further innovation and long-term growth.”
Second Quarter 2026 Outlook
For the second quarter 2026, the Company expects:
•Revenue growth on a constant currency basis in the range of 1.7%-4.6%. This represents revenue in the range of $332-$342 million, based on current FX rates.
•Adjusted EBITDA in the range of $0.0-$5.0 million, representing an Adjusted EBITDA Margin in the range of 0.0%-1.5%.
Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on May 11, 2026, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its first quarter ended March 31, 2026.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.

About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the company’s content partners have included Warner Bros. Animation, Discord, HYBE, and Duolingo, among many others.
With approximately 145 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad--the world’s leading webnovel platform--WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others.
Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow Paid Content, Advertising and IP Adaptations businesses, the impact of our product development initiatives, including our use of AI, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; exposure to liability and adverse effects from the use of AI; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures & Definitions
This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.

We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (benefit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense (benefit) and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands of USD, except share and per share data)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$594,852	$581,806
Receivables[1], net of allowance for credit losses of $1,703 and $3,378 at March 31, 2026 and December 31, 2025 respectively	182,781	176,779
Prepaid expenses and other current assets, net[2]	73,369	72,647
Total current assets	851,002	831,232
Property and equipment, net	10,594	8,339
Operating lease right-of-use assets	20,510	23,705
Debt and equity securities	64,348	69,669
Intangible assets, net	150,923	157,804
Goodwill, net	330,832	336,825
Equity method investments	76,212	80,440
Deferred tax assets	23,643	22,302
Other non-current assets, net[3]	65,681	65,194
Total assets	$1,593,745	$1,595,510
Liabilities and equity
Current liabilities:
Accounts payable[4]	$137,695	$136,962
Accrued expenses[5]	53,837	66,690
Current portion of operating lease liabilities[6]	8,679	9,617
Contract liabilities	94,640	89,994
Taxes payable	7,000	4,136
Provisions and defined pension benefits	7,013	8,766
Other current liabilities	3,913	2,457
Total current liabilities	312,777	318,622
Non-current liabilities:
Long-term operating lease liabilities[7]	11,673	14,055
Defined severance benefits	24,502	25,069
Deferred tax liabilities	5,879	5,755
Other non-current liabilities	3,683	3,737
Total liabilities	358,514	367,238
Commitments and Contingencies (Note 8)
Redeemable non-controlling interest in subsidiary	$24,336	$24,540
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 134,635,086 shares and 130,776,161 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively)	13	13
Additional paid-in capital	2,177,445	2,137,926
Accumulated other comprehensive loss	(137,007)	(114,363)
Accumulated deficit	(862,579)	(853,124)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,177,872	1,170,452
Non-controlling interests in consolidated subsidiaries	33,023	33,280

Total equity	$1,210,895	$1,203,732
Total liabilities, redeemable non-controlling interest, and equity	$1,593,745	$1,595,510
1.Includes amounts due from related parties of $54,303 and $55,156 as of March 31, 2026, and December 31, 2025, respectively.
2.Includes amounts due from related parties of $4,053 and $4,730 as of March 31, 2026, and December 31, 2025, respectively.
3.Includes amounts due from related parties of $33,786 and $33,913 as of March 31, 2026, and December 31, 2025, respectively.
4.Includes amounts due to related parties of $24,207 and $18,765 as of March 31, 2026, and December 31, 2025, respectively.
5.Includes amounts due to related parties of $6,048 and $6,849 as of March 31, 2026, and December 31, 2025, respectively.
6.Includes amounts due to related parties of $4,953 and $5,221 as of March 31, 2026, and December 31, 2025, respectively.
7.Includes amounts due to related parties of $3,933 and $5,371 as of March 31, 2026, and December 31, 2025, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue[1]	$320,872	$325,707
Cost of revenue[2]	(237,824)	(254,096)
Marketing[3]	(30,520)	(31,543)
General and administrative expenses[4]	(60,559)	(66,702)
Operating income (loss)	(8,031)	(26,634)
Interest income	4,374	5,113
Interest expense	(17)	(2)
Gain (loss) on equity method investments, net	(446)	(569)
Other income (loss), net[5]	(2,005)	2,670
Income (loss) before income tax	(6,125)	(19,422)
Income tax expense	(2,672)	(2,547)
Net income (loss)	$(8,797)	$(21,969)
Net income (loss) attributable to WEBTOON Entertainment Inc.	(9,455)	(22,389)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	658	420
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(23,747)	6,572
Share of other comprehensive loss of equity method investments, net of tax	$(15)	$(143)
Total other comprehensive income (loss), net of tax	(23,762)	6,429
Total comprehensive income (loss)	$(32,559)	$(15,540)
Total comprehensive income (loss) attributable to WEBTOON Entertainment Inc.	$(32,099)	$(15,999)
Total comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	(460)	459

Weighted average shares outstanding
Basic	133,618,587	129,598,942
Diluted	133,618,587	129,598,942

Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(0.07)	$(0.17)
Diluted	$(0.07)	$(0.17)
1.Includes amounts earned from related parties of $18,243 and $17,713 for the three months ended March 31, 2026, and March 31, 2025, respectively.
2.Includes amounts incurred from related parties of $27,071 and $28,131 for the three months ended March 31, 2026, and March 31, 2025, respectively.
3.Includes amounts incurred from related parties of $(1,729) and $(2,581) for the three months ended March 31, 2026, and March 31, 2025, respectively.
4.Includes amounts incurred from related parties of $7,817 and $6,913 for the three months ended March 31, 2026, and March 31, 2025, respectively.
5.Includes amounts earned from related parties of $408 and $411 for the three months ended March 31, 2026, and March 31, 2025, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands of USD)

	For the Three Months Ended
	March 31, 2026	March 31, 2025
Operating activities:
Net income (loss)	$(8,797)	$(21,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for credit losses	(749)	443
Depreciation and amortization	7,998	8,437
Operating lease expense	2,541	1,985
Gain on foreign currency, net	(6,207)	(2,793)
Deferred tax benefit	(2,151)	(1,143)
Loss on debt and equity securities, net	2,627	930
Change in severance benefit, net	1,562	574
Loss on equity method investments, net	446	569
Stock-based compensation	7,625	18,253
Other non-cash items	(2,963)	(1,369)
Changes in operating assets and liabilities
Changes in receivables	(11,669)	750
Changes in other assets	(4,122)	(2,250)
Changes in accounts payable	4,083	(2,801)
Changes in accrued expenses	(9,321)	(15,342)
Changes in contract liabilities	7,501	(1,450)
Changes in other liabilities	2,516	(236)
Changes in operating lease liabilities	$(2,767)	$(1,240)
Net cash used in operating activities	$(11,847)	$(18,652)
Investing activities:
Proceeds from maturities of short-term investments	684	3,446
Proceeds from sale of property and equipment	23	77
Purchases of property and equipment	(3,148)	(536)
Purchases of debt and equity securities	—	(3,789)
Payment made for short-term investments	(1,368)	(4,824)
Payment made for loan receivable	(68)	(207)
Purchases of intangible assets	(2,867)	(2,444)
Other investing activities	—	249
Net cash used in investing activities	$(6,744)	$(8,028)
Financing activities:
Proceeds from issuance of common stock related to private placement, net	32,682	—
Proceeds from stock option exercise	—	82
Net cash provided by financing activities	$32,682	$82
Effect of exchange rate changes on cash and cash equivalents	(1,045)	4,332
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	13,046	(22,266)
Cash and cash equivalents at beginning of the year	581,806	572,402
Cash and cash equivalents at end of the year	$594,852	$550,136
Supplemental disclosure:
Income taxes paid	$2,711	$6,826
Reclassification of long-term advances to current	$(10,901)	$(28,973)
Increase in right-of-use assets recognized from new lease agreements	$4	$12,007

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended March 31,
(in thousands of USD, except percentages)	2026	2025	Change
Total Revenue	$320,872	$325,707	(1.5%)
Effects of foreign currency rate fluctuations	5,491	-	N/A
Revenue on a Constant Currency Basis	$326,363	$325,707	0.2%
Paid Content Revenue	261,438	260,226	0.5%
Effects of foreign currency rate fluctuations	4,797	-	N/A
Paid Content Revenue on a Constant Currency Basis	$266,235	$260,226	2.3%
Advertising Revenue	39,682	39,898	(0.5%)
Effects of foreign currency rate fluctuations	541	-	N/A
Advertising Revenue on a Constant Currency Basis	$40,223	$39,898	0.8%
IP Adaptations Revenue	19,752	25,583	(22.8%)
Effects of foreign currency rate fluctuations	153	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$19,905	$25,583	(22.2%)
Paid Content Average Revenue Per Paying User ("ARPPU")
Korea Paid Content Revenue	$86,888	$77,027	12.8%
Korea ARPPU	$7.8	$7.5	4.0%
Effects of foreign currency rate fluctuations	0.1	-	N/A
Korea ARPPU on a Constant Currency Basis	$7.9	$7.5	5.1%
Japan Paid Content Revenue	139,182	150,401	(7.5%)
Japan ARPPU	22.5	22.3	0.9%
Effects of foreign currency rate fluctuations	0.6	-	N/A
Japan ARPPU on a Constant Currency Basis	$23.2	$22.3	3.7%
Rest of World Paid Content Revenue	35,368	32,798	7.8%
Rest of World ARPPU	6.8	6.5	4.4%
Rest of World ARPPU on a Constant Currency Basis	$6.8	$6.5	4.4%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paid users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended March 31,
(in thousands of USD, except percentages)	2026	2025
Net income (loss)	$(8,797)	$(21,969)
Interest income	(4,374)	(5,113)
Interest expense	17	2
Income tax expense (benefit)	2,672	2,547
Depreciation and amortization	7,998	8,437
EBITDA	$(2,484)	$(16,096)
Stock-based compensation expense(1)	7,625	17,035
Restructuring, advisory and legal fees(2)	1,267	1,642
Loss (gain) on fair value instruments, net(3)	2,627	930
Loss on equity method investments, net(4)	446	569
Adjusted EBITDA(5)	$9,481	$4,080
Net income (loss) margin	(2.7)%	(6.7)%
Adjusted EBITDA Margin	3.0%	1.3%
Weighted average shares outstanding
Basic	133,618,587	129,598,942
Diluted	133,618,587	129,598,942
Earnings (loss) per share
Basic	$(0.07)	$(0.17)
Diluted	$(0.07)	$(0.17)
Adjusted EPS(6)
Basic	$0.07	$0.03
Diluted	$0.07	$0.03
(1)Represents stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp. and Munpia Inc., including amounts which are cash settled.
(2)Represents specific costs that are incremental and discrete to the periods presented and are not indicative of our core ongoing operations. For the three months ended March 31, 2026, these amounts were comprised of (i) non-routine legal and professional fees associated with the defense of the 2024 IPO-related shareholder litigation, which are outside the ordinary course of business; (ii) one-time advisory fees related to a purchase agreement, that do not qualify as equity issuance costs; and (iii) professional fees directly related to the strategic restructuring initiative of our Wattpad business. For the three months ended March 31, 2025, these amounts included (i) non-routine legal and professional fees associated with the defense of the 2024 IPO-related shareholder litigation, which are outside the ordinary course of business, and (ii) professional fees associated with the initial implementation of Sarbanes-Oxley (“SOX”) compliance and IPO readiness.
(3)Represents unrealized net loss (gain) of financial assets measured at FVPL, which include the Company's equity investments.
(4)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(5)Totals may not foot due to rounding.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Income (Loss) by the same items in the Net Income (Loss) to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Basic and Diluted EPS.

Contact Information
Investor Relations
Soohwan Kim, CFA & Taylor Giles
investor@webtoon.com
Corporate Communications
Kiel Hume
webtoonpress@webtoon.com